Exhibit 24

AXSYS TECHNOLOGIES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

     The undersigned officer and/or director of Axsys Technologies, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Stephen W. Bershad and David A. Almeida, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statements on Form S-8 dated August 5, 1996, December 29, 1997 and June 29, 2000 (the “Original Registration Statements”) with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of shares of Common Stock of the Registrant issuable in connection with the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Stock Plan”), (ii) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the 1933 Act of shares of Common Stock of the Registrant issuable in connection with the Stock Plan, in addition to those registered pursuant to the Original Registration Statements, (iii) any and all amendments, including post-effective amendments, and exhibits to the Original Registration Statements, the Post-Effective Amendment and the Form S-8 Registration Statement and (iv) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Original Registration Statements, the Post-Effective Amendment and the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 28th day of June, 2004.

Signature	Title

/s/ Stephen W. Bershad Stephen W. Bershad	Chairman of the Board and Chief Executive Officer

/s/ David A. Almeida David A. Almeida	Vice President, Chief Financial Officer, Secretary and Treasurer

/s/ Anthony J. Fiorelli, Jr.	Director

Anthony J. Fiorelli, Jr.

/s/ Eliot M. Fried	Director

Eliot M. Fried

/s/ Richard F. Hamm, Jr.	Director

Richard F. Hamm, Jr.

/s/ Robert G. Stevens	Director

Robert G. Stevens